AMENDED AND RESTATED BY-LAWS OF

GREENSPRING FUND, INCORPORATED

As amended November 11, 2010

ARTICLE I - MEETING OF STOCKHOLDERS

Section 1. Annual Meetings.  The Corporation is not required to hold an annual meeting in any year in which none of the following is required to be acted on by stockholders under the Investment Company Act of 1940, as amended (“1940 Act”): (1) election of Directors; (2) approval of the investment advisory agreement; (3) ratification of the selection of independent public accountants; (4) approval of a distribution agreement; and (5) any other matters required under the 1940 Act and the rules and regulations thereunder to be submitted to stockholders for their consideration and approval.  The use of the term “annual meeting” in these By-laws shall not be construed as implying a requirement that a stockholders’ meeting be held annually.  Any annual meeting of stockholders shall be held at such time and place as shall be designated from time to time by the Board of Directors of the Corporation (“Board”); provided, that, if the 1940 Act requires the Corporation to hold a meeting of stockholders to elect Directors, the meeting shall, unless otherwise required by the 1940 Act, be held no later than 120 days after the occurrence of the event requiring the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice. Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

Section 2. Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by law, may be called at any time by the Board or the President for any purpose or purposes whatsoever and shall be called by the Secretary upon the written request of stockholders entitled to cast not less than twenty-five percent of all the votes entitled to be cast at such meeting, provided that any such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and the stockholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve (12) months.

Section 3. Notice of Meetings, Waiver of Notice.  The Secretary or the officer or persons calling the meeting shall deliver a written notice of the place, date and time of each meeting of the stockholders, not less than ten (10) nor more than ninety (90) days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Notice shall be delivered to each stockholder either personally or by first class mail, or by other medium permissible under Maryland law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the stockholder at his address as it appears on the record of stockholders of the Corporation. If the notice of purpose is required by statute, or if the meeting is a special meeting of stockholders, the notice shall state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to, and notice shall be deemed waived by, any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of the meeting, object to the transaction of any business on the ground of lack of notice thereof, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred twenty (120) days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

Section 4. Place of Meetings.  Meetings of the stockholders may be held at such place, within or without the State of Maryland, as the Board or the officer calling the same shall specify in the notice of such meeting.

Section 5. Quorum.  At all meetings of the stockholders, the holders of one-third (1/3) of the shares of stock of the Corporation issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute or by the Articles of Incorporation or these By-laws. In the absence of a quorum, no business may be transacted, except the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corporation in excess of one-third (1/3) which may be required by the laws of the State of Maryland, the 1940 Act, or other applicable statute, the Articles of Incorporation, or these By-laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.

Section 6. Organization.  At each meeting of the stockholders, the President, or in his absence or inability to act, a Vice President, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as a secretary of the meeting and keep the minutes thereof.

Section 7. Order of Business.  The order of business at all meetings of the stockholders shall be determined by the chairman of the meeting.

Section 8. Voting.  Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock outstanding in his name on the record of stockholders of the Corporation.

If a vote shall be taken on any question, unless required by statute, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there is such a proxy, and shall state the number of shares voted.  All questions regarding the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting, unless one or more inspectors shall have been appointed pursuant to this Article I.

Section 9. Inspectors.  The Board may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjourned meeting.  If any appointed inspector shall fail to appear or act, the chairman of the meeting may appoint one (1) or more inspectors.  Each inspector, before entering upon the discharge of his or her duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his or her ability.  The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No Director or candidate for the office of Director shall act as inspector of an election of Directors.  Inspectors need not be stockholders of the Corporation.

Section 10. Stockholder Proxies.  Each stockholder entitled to vote at any meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons to act for him by proxy signed by such a stockholder or his attorney-in-fact. Any such proxy shall be delivered to the Secretary of the Corporation at or prior to the time designated in the order of business or the resolutions of the Board for so delivering such proxies. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholders executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

Section 11. Action Taken by Stockholders.  Except as otherwise provided by statute, the Articles of Incorporation or these By-laws, any corporate action to be taken by vote of the stockholders shall be authorized by the vote of a majority of the total votes cast at a meeting of stockholders duly called and at which a quorum is present by the holders of shares present in person or represented by proxy and entitled to vote on such action.

Action required or permitted to be taken by stockholders may be taken without a meeting if a written consent, setting forth the action so taken, is signed by the holders of all outstanding shares entitled to vote on such action and any other stockholders entitled to notice of a meeting of stockholders (but not to vote thereat) have waived in writing any rights which they may have to dissent from such action and is filed with the Secretary of the Corporation as part of the corporate records. Such written consent shall have the same effect as a unanimous vote of the stockholders and may be stated as such in any certificate or document, including those required to be filed with the Secretary of State.

ARTICLE II - DIRECTORS

Section 1. General Powers.  Except as otherwise provided in the Articles of Incorporation, the business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation or these By-laws conferred upon or required to be exercised or done by the stockholders.

Section 2. Number.  The affairs and business of the Corporation shall be managed by a Board of three to fifteen Directors who need not be stockholders of the Corporation. The number of Directors, within the aforesaid minimum and maximum, may be fixed from time to time by vote of a majority of the Board, provided that the tenure of office of a Director shall not be affected by any decrease in the number of Directors made by the Board.

Section 3. Chairman of the Board. The Chairman of the Board, if one is elected by the Board, shall preside at all meetings of the Board. He shall have and may exercise such powers as are, from time to time, assigned to him by the Board or as may be required by law. If the Chairman of the Board is a Director who is not an “interested person” of the Corporation as defined in Section 2(a)(19) of the 1940 Act (“Independent Director”), the Chairman of the Board shall serve as a non-executive Chairman and shall not be considered an officer of the Corporation. The Chairman of the Board shall hold such title until his successor shall have been duly chosen and qualified, or until he shall have resigned or shall have been removed. Any vacancy may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4. Election of Directors.  Except as otherwise provided in Sections 13 and 14 of this Article II, Directors shall be elected by the vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote at a meeting of stockholders duly called and at which a quorum is present.

Section 5. Term of Office.  The term of office of each of the Directors shall be until the next annual meeting of stockholders at which the Board shall be elected and until his successor is elected and qualifies or until his earlier death, resignation or removal.

Section 6. Place of Meetings.  Meetings of the Board may be held at such place, within or without the State of Maryland, as the Board may from time to time determine or as shall be specified in the notice of such meeting.

Section 7. Regular Meetings. The Board or any committee thereof may hold regular meetings either within or without the State of Maryland. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 8. Special Meetings.  Special meetings of the Board may be called by the President at his discretion at any time and shall be called upon the written request of no less than two Directors.

Section 9. Notice of Meetings.  Notice of the place, date and hour of special meetings of the Board shall be given by the Secretary to each Director at least three days before the meeting if by mail or at least 24 hours before the meeting if given in person or by telephone or other standard form of telecommunication.

Unless otherwise required by law or these By-laws, no notice of any meeting of the Board need specify the business to be transacted thereat.  Any and all notices of meetings may be waived by a Director by written waiver or by personal attendance thereat.

Section 10. Quorum.  At all meetings of the Board, the presence of one-third of the entire number of Directors then in office (but not less than two Directors) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by the 1940 Act, or any other applicable statute, by the Articles of Incorporation or these By-laws. If a quorum shall not be present at any meeting of Directors, a majority of the Directors present thereat may adjourn the meeting from time to time until a quorum shall be present.  Notice of the time and place of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place were announced at the meeting at which the adjournment was taken, to the other Directors.  At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 11. Organization.  At each meeting of the Board, the Chairman of the Board or, if there is no Chairman of the Board, the President shall preside at all meetings of the Board; provided, however, that each of the Chairman of the Board or the President may delegate his authority to preside at Board meetings to the Secretary.  In the absence or inability of the Chairman of the Board or the President to preside at a meeting, the Board shall select a Director as chairman for the meeting.  The Secretary, or in his absence or inability to act, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

Section 12. Resignations.  Any Director of the Corporation may resign at any time by giving written notice of his resignation to the Board or the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13. Removal of Directors. Any one or more of the Directors may be removed, either with or without cause at any time by the affirmative vote of a majority of all votes entitled to be cast at any meeting of stockholders called for such purpose.

Section 14. Vacancies. Subject to the provisions of the 1940 Act, any vacancies in the Board, whether arising from death, resignation, removal or any other cause, except an increase in the number of Directors, shall be filled by a vote of the majority of the Board then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining Directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the Directors then holding office shall have been elected by the stockholders of the Corporation.  A majority of the entire Board may fill a vacancy that results from an increase in the number of Directors.  In the event that at any time less than a majority of the Directors holding office at that time were elected by the stockholders, a special meeting of the stockholders shall be held as promptly as possible and in any event within sixty (60) days, for the purpose of filling the vacancy or vacancies.  A Director elected by the Board to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his successor is elected and qualifies or until his or her earlier resignation or removal.  Any Director elected by the stockholders to fill a vacancy shall hold office for the balance of the term of the Director whose death, resignation or removal occasioned the vacancy and until a successor has been elected and qualified or until his or her earlier resignation or removal.

Section 15. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

Section 16. Holding of Meetings by Conference Telephone Call.  Subject to the 1940 Act, members of the Board or committees thereof may participate in a meeting by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time.  Unless otherwise required by the 1940 Act, participation by such means shall constitute presence in person at the meeting.

Section 17. Compensation and Expenses.  Directors may, pursuant to resolution of the Board, be paid fees for their services, which fees may consist of an annual fee or retainer and/or a fixed fee for attendance at meetings. In addition, Directors may in the same manner be reimbursed for expenses incurred in connection with their attendance at meetings or otherwise in performing their duties as Directors. Members of committees may be allowed like compensation and reimbursement. Nothing herein contained shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 18. Hiring of Employees or Retaining of Advisers and Experts. The Independent Directors may hire employees or retain advisers and experts as they deem necessary to help ensure that they are able to deal with matters beyond their expertise and fulfill their role of representing stockholder interests.

ARTICLE III - EXECUTIVE AND OTHER COMMITTEES

Section 1. Executive Committee. The Board may, by resolution adopted by a majority of the entire Board, designate an Executive Committee consisting of two (2) or more of the Directors of the Corporation, which committee, when the Board is not in session, shall have and may exercise all the authority of the Board with respect to all matters other than:

a)	the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Articles of Incorporation;

b)	the filling of vacancies on the Board;

c)	the fixing of compensation of the Directors for serving on the Board, including the Executive Committee;

d)	the approval or termination of any contract with an investment adviser;

e)	the amendment or repeal of these By-laws or the adoption of new By-laws;

f)	the authorization of dividends on stock, except as provided in Section 2-309(d) of the Corporations and Associations Article of the Annotated Code of Maryland;

g)	the issuance of stock other than as provided in Section 2-411(b) of the Corporations and Associations Article of the Annotated Code of Maryland;

h)	the recommendation to the stockholders of any action which requires stockholder approval, other than elections of Directors;

i)	the approval of any merger or share exchange which does not require stockholder approval; and

j)	the amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board.

The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

Section 2. Other Committees.  The Board may designate one (1) or more committees of the Board, each consisting of two (2) or more Directors.  To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation.  Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and provide those minutes to the Board when required.  The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.  A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternative members to replace any absent or disqualified member, or to dissolve any such committee.

ARTICLE IV - OFFICERS

Section 1. Number of Officers. The officers of the Corporation shall include a President, a Treasurer and a Secretary. The Board may elect one or more Vice Presidents (including Senior Vice Presidents), a Chief Compliance Officer or such other officers, agents and employees as they shall deem advisable, who shall be subject to recall at all times by a majority vote of the Board.  Any two (2) or more offices may be held by the same person, except the office of President, but no officer shall execute, acknowledge or verify in more than one (1) capacity any instrument required by law to be executed, acknowledged or verified in more than one (1) capacity.

Section 2. Election of Officers.  The officers of the Corporation shall be elected by the Board and shall hold office until their successors have been duly elected and qualified, or until their death, or until they shall have resigned, or have been removed, as hereinafter provided in these By-laws. The Board may from time to time delegate to the President the power to appoint such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

Section 3. Resignations.  Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Removal.  Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the Board, and in the case of an officer or agent appointed by the President, by the President.

Section 5. Vacancies.  A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in the By-laws for the regular election or appointment to such office.

Section 6. President. The President shall be the Chief Executive Officer of the Corporation and shall perform all duties incident to the office of a president of a Maryland corporation, and such other duties as from time to time may be assigned to him by the Board.  He shall, in the absence of the Chairman, preside at all meetings of the Board, and act as chairman at and call to order all meetings of the stockholders; and regulate the order of business thereat, and he shall have the power to call special meetings of the stockholders and Directors for any purpose or purposes, and give and serve notice of such special meetings.

Section 7. Other Officers.

Vice President.  Each Vice President (including each Senior Vice President) shall have the powers and perform the duties that the Board may from time to time prescribe.  In the absence or disability of the President, the Vice President or, if there is more than one Vice President, the Vice President designated by the President or, in the absence of such designation, in the order of the seniority of title (each Senior Vice President shall have seniority over each Vice President) and tenure in such office, shall perform all the duties and may exercise any of the powers of the President.

Treasurer. The Treasurer shall be the principal financial and accounting officer of the Corporation.  He shall deliver all funds of the Corporation which may come into his hands to any custodian appointed by or pursuant to authority granted by the Board.  He shall render a statement of condition of the finances of the Corporation to the Directors as often as they shall require the same, and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board.

Secretary.  The Secretary shall keep the minutes of all meetings of the Board and of all meetings of the stockholders of the Corporation in proper books provided for that purpose; he shall have custody of the seal of the Corporation; he shall have charge of the share transfer books, lists and records unless the same are in the charge of the Corporation’s transfer agent.  He shall attend to the giving and serving of all notices by the Corporation in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board.

Chief Compliance Officer.  The Chief Compliance Officer shall be responsible for administering the Corporation’s compliance policies and procedures that are reasonably designed to prevent violation of the federal securities laws by the Corporation, its investment adviser, principal underwriter, administrator and transfer agent.  The designation and removal of the Chief Compliance Officer shall be approved by the Board, including a majority of the Independent Directors.

Section 8. Duties of Officers May Be Delegated.  In the case of the absence of any officer of the Corporation or for any reason that the Board may deem sufficient, the Board may, except as otherwise specifically provided in these By-laws, delegate the powers or duties of such officers to any other officer or any Director for the time being.

Section 9. Compensation of Officers.  Compensation, if any, paid by the Fund to the officers of the Corporation shall be approved by the Board, but this power may be delegated to the President with respect to other officers under his or her control, except that the compensation of the President shall be approved by the Board.  The compensation of the Chief Compliance Officer, whether paid by the Fund or otherwise, shall be reviewed and approved by the Board.

ARTICLE V - INDEMNIFICATION

Section 1. Indemnification of Officers, Directors, Employees and Agents.  The Corporation shall indemnify its present and past Directors, officers, employees and agents, and any persons who are serving or have served at the request of the Corporation as Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent provided and allowed by Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time or any other applicable provision of law.  Notwithstanding anything herein to the contrary, no Director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of Section 17(h) and (i) of the 1940 Act.

Section 2. Advances.  Any current or former Director or officer of the Corporation claiming indemnification within the scope of this Article V shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the fullest extent permissible under the Maryland General Corporation Law.  The person seeking indemnification shall provide to the Corporation a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met.  In addition, at least one of the following additional conditions shall be met:  (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his or her undertaking; (b) the Corporation is insured against losses arising by reason of the advance; or (c) a majority of a quorum of Directors of the Corporation who are Independent Directors and not parties to the proceeding (“disinterested non-party Directors”), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

Section 3. Procedure.  At the request of any person claiming indemnification under this Article, the Board shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this Article have been met.  Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct, by (i) the vote of a majority of a quorum of disinterested non-party Directors or (ii) an independent legal counsel in a written opinion.

Section 4. Indemnification of Employees and Agents.  Employees and agents who are not officers or Directors of the Corporation may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board or by contract subject to any limitations imposed by the 1940 Act.

Section 5. Other Rights.  The Board may make further provision consistent with law for indemnification and advance of expenses to Directors, officers, employees and agents by resolution, agreement or otherwise.  The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested Directors or otherwise.

Section 6. Insurance of Officers, Directors, Employees and Agents.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

Section 7. Amendment.  No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or By-laws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

ARTICLE VI - CERTIFICATE OF STOCK

Section 1. Stock Certificates. Unless otherwise provided by the Board and permitted by law, each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him or her.  The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation.  Any or all of the signatures or the seal on the certificate may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

Section 2. Stock Ledger.  There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the stockholder holds.  The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board.

Section 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

Section 4. Regulations. The Board may make any additional rules and regulations, not inconsistent with these By-laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5. Lost, Destroyed or Mutilated Certificates.  The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated.  The Board may, in its discretion, require the owner (or his or her legal representative) of a lost, destroyed or mutilated certificate: to give the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate.  Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

Section 6. Information to Stockholders and Others.  Any stockholder of the Corporation or his agent may inspect and copy during the Corporation’s usual business hours the Corporation’s By-laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

Section 7. Fixing of Record Date.  The Board is hereby empowered to fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend, capital gains distribution or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date in any case shall be not more than ninety (90) days, and in case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

ARTICLE VII - DIVIDENDS AND DISTRIBUTIONS

The Board, from time to time as it may deem advisable, may declare and the Corporation pay dividends and distributions, in cash, property, or shares of the Corporation available for dividends and distributions out of any source available for dividends and distributions, to the stockholders according to their respective rights and interests.  Before payment of any dividend or distribution, there may be set aside out of any funds of the Corporation available for dividends or distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or distributions or for maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII - NO PRE-EMPTIVE RIGHTS

Shares of capital stock shall not possess pre-emptive rights to purchase additional shares of stock when offered.

ARTICLE IX - NEGOTIABLE INSTRUMENTS

All checks, notes, or other negotiable instruments shall be signed on behalf of the Corporation by such officers, agents, and employees as the Board may from time to time designate.

ARTICLE X - OFFICES

Section 1. Principal Office.  The principal office of the Corporation shall be 2330 West Joppa Road, Suite 110, Lutherville, MD 21093, or at such other address as may be fixed by the Board.

Section 2. Other Offices.  The Corporation may also have an office or offices other than said principal office at such place or places, within or without the State of Maryland, as the Board shall from time to time determine, or the business of the Corporation may require.

ARTICLE XI - FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board.

ARTICLE XII - SEAL

The seal of the Corporation shall be determined by the Board.

ARTICLE XIII - MISCELLANEOUS

Section 1. Approval of Firm of Independent Public Accountants. The Corporation shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant’s certificates and reports shall be addressed both to the Board and to the stockholders.  A majority of the members of the Board who are Independent Directors shall select the accountant in accordance with the requirements of the 1940 Act. The employment of the accountant shall be conditioned upon the right of the Corporation by vote of a majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment forthwith without any penalty.

Section 2. Custodian.  The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation.  The Custodian (and any sub-custodian) shall be an institution conforming to the requirements of Section 17(f) of the 1940 Act and the rules of the Securities and Exchange Commission thereunder.  The Custodian shall be appointed from time to time by the Board, which shall fix its remuneration.

Section 3. Underwriter. The Board, as consistent with the Articles of Incorporation, may enter into a contract with any firm or corporation to act as underwriter for the Corporation and to perform such other duties and render such other services as shall be deemed necessary. Such contract may be exclusive or not exclusive and may be, but need not be, with the same firm or corporation party to an investment advisory contract with the Corporation. Such contract may also contain any provisions not inconsistent with the Articles of Incorporation, these By-laws and the 1940 Act.

ARTICLE XIV -  AMENDMENTS

These By-laws may be amended or repealed by the affirmative vote of a majority of the Board at any regular or special meeting of the Board.  These By-laws and any amendments thereto may be amended, altered or repealed by the stockholders at any meeting of the stockholders, provided that the notice of such meeting shall have specified or summarized the proposed amendment, alteration or repeal.  Whenever any provision of these By-laws or any amendment thereto shall conflict with a provision in the Articles of Incorporation (and any amendment thereto in effect), the applicable provision in such Articles (so amended) shall prevail and control.